UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 21, 2021 (October 18, 2021)

FIRSTSUN CAPITAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	333-258176	81-4552413
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1400 16th Street, Suite 250
Denver, Colorado 80202
(Address of principal executive offices and zip code)

(303) 831-6704
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal
Officers.

Appointment of New Director

On October 18, 2021, upon the recommendation of the Nominating and Governance Committee of the board of directors (the “Board”) of FirstSun Capital Bancorp (the “Company,” “we,” “us” and “our”), the Board appointed Beverly O. Elving to fill the vacancy in Class I of the Board. Ms. Elving was nominated by the Karen Hale Young Trust dated February 23, 1996 and the Karen Hale Young Family Irrevocable Trust (collectively, the Trusts”) for appointment to the Board pursuant to the Stockholders’ Agreement, dated June 19, 2017, as amended, by and among the Company and its stockholders. Ms. Elving will serve a three year term that will expire at our 2024 annual meeting of stockholders, and until her successor is duly elected and qualified. Ms. Elving was also appointed to Chair the Audit Committee of our Board. She also serves as a director of our subsidiary bank, Sunflower Bank, National Association, a position she has held since 2017.

Ms. Elving, currently retired, has extensive corporate finance experience, most recently serving as the Senior Vice President of Finance for Applebee’s Services, Inc. from 2007 until 2012. Before that, she served as Director of Corporate Accounting, from 1998 to 2002, and as Vice President and Controller, from 2002 until 2007, at Applebee’s International, Inc. Ms. Elving also served as Vice President, Financial Operations and Accounting, with the Federal Deposit Insurance Corporation from 1990 until 1996.

Ms. Elving will participate in the Board’s standard non-employee director compensation arrangements, as they may be amended from time to time, which currently include the following:

•an annual cash retainer of $35,000, payable quarterly;

•an additional cash retainer totaling $15,000 for her service on the Audit Committee (which includes a $10,000 retainer for her service as Chair and a $5,000 retainer for her service as a member), payable quarterly; and

•an annual equity award of restricted stock with a grant date fair value of approximately $35,000, to be granted on the first business day following our annual meeting of stockholders, with such award cliff vesting on the first anniversary of the grant date. The Board also anticipates granting Ms. Elving an equity award of $17,500 for her interim board service before the 2022 annual meeting of stockholders, which would vest in full on the date of our 2022 annual meeting of stockholders.

There are no transactions in which the Company is a party and in which Ms. Elving has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Adoption of Equity Incentive Plan

On October 18, 2021, our Board approved the FirstSun Bancorp 2021 Equity Incentive Plan (the “Equity Plan”), subject to stockholder approval. On October 29, 2021, the Equity Plan was approved by our stockholders via action taken by written consent in lieu of a meeting, as disclosed in Item 5.07 below.

Shares Subject to the Equity Plan. The shares issuable under the Equity Plan are 2,476,571 shares of our common stock that are authorized but unissued or reacquired common stock. Generally, shares that have not been delivered because they were forfeited or cancelled or the award was settled in cash, and that have not been applied to pay the exercise price or taxes, may again be issued pursuant to new awards. The Board must equitably adjust awards and the shares available under the Equity Plan in the event of certain corporate restructurings and corporate events, such as recapitalization, reorganization, stock split, or stock dividend.

The following types of awards may be made under the Equity Plan: stock options (both incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”)), stock appreciation rights (“SARs”), restricted stock and other stock awards. Awards are memorialized in an award agreement and are subject to the conditions, restrictions and contingencies specified by the Board in such agreement (and the Equity Plan). Employees, directors and consultants are eligible to receive awards.

Stock Options. Options can be issued as ISOs or NQSOs. The award agreement must specify whether the option is to be treated as an ISO. As a general rule, the exercise price of each option must be at least 100% (or, in the case of an ISO granted to a 10% or more stockholder, 110%) of the fair market value (“FMV”) of a share on the date of grant. A lower exercise price may be permissible in connection with a merger or other corporate transaction if it would not violate Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The FMV of shares to which ISOs are exercisable for the first time by any individual during any one calendar year is limited to $100,000, and any ISOs that become exercisable in excess of that amount will be deemed NQSOs. The maximum term of any option is ten years from the date of grant (or five years, for ISOs granted to a 10% or more stockholder).

Stock Appreciation Rights. Each SAR represents the right to receive a payment equal to the increase in the FMV of a share on the date the participant exercises the award over the value at the date the award is granted (the “base price”). The base price must be at least the FMV of a share on the date of grant; provided that a lower exercise price may be permissible in connection with a merger or other corporate transaction if it would not violate Section 409A of the Code. Payment to settle SARs may be in cash, shares, or a combination of cash and shares, as set forth in the award agreement. The maximum term of any SAR is ten years from the date of grant.

Restricted Stock. A restricted stock award is a grant of shares subject to restrictions specified by the Board that generally lapse upon vesting. Unless otherwise provided in the award agreement, a participant of a restricted stock award has no stockholder rights, such as voting or cash dividend rights, until vesting of the restricted stock.

Other Stock-Based Awards. Other stock-based incentives valued in whole or in part by reference to, or otherwise based on, shares (such as restricted stock units) may be granted under the Equity Plan, with such restrictions and other conditions as the Board determines.

Administration. The Equity Plan is administered by our Board. The Board may delegate its powers to a committee of the Board, and the Board has delegated such authority to our Compensation Committee. Among other powers, the Compensation Committee has the authority to interpret the Equity Plan and awards granted under it, establish, amend or revoke rules and regulations for the administration of the Equity Plan, grant awards, and to determine the number of shares of our common stock that will be subject to the awards.

Change in Control. Unless the award agreement provides otherwise, upon a change in control of the Company (as defined in the Equity Plan), the Board must, in its sole discretion, (a) arrange for the successor to assume or continue the Equity Plan and related awards, (b) arrangement for the assignment of any reacquisition or repurchase rights to the successor or arrange for the lapse of such rights, (c) accelerate the vesting of awards (and forfeit any awards not exercised), or (d) cancel awards in exchange for payment of their FMV, and/or cancel underwater options and SARs for no payment. The Board need not take the same action with respect to all awards.

Amendment & Termination. The Equity Plan became effective immediately upon the adoption by our Board, subject to stockholder approval, and terminates on the tenth anniversary of its effective date. The Board may at any time amend, suspend or terminate the Equity Plan, without the consent of stockholders or participants, provided, however, that amendments must be submitted to the stockholders for approval if stockholder approval is required by law or applicable listing requirements, and any amendment or termination that may impair the rights of participants with outstanding awards requires the consent of such participants.

The foregoing description of the Equity Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Plan, which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021, filed with the SEC on November 5, 2021, and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Effective October 29, 2021, the holders of approximately 94% (or 17,266,305 shares) of our issued and outstanding common stock, took action by written consent in lieu of a special meeting of stockholders, in accordance with our governing documents and Delaware law. The written consent approved the following corporate actions:

•the Company’s Bylaws, as amended and restated through October 29, 2021 (the “Amended Bylaws” as described below);

•the adoption of the 2021 Equity Incentive Plan (as described in Item 5.02 above); and

•a Certificate of Amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Amendment” as described below).

Amended Bylaws

The Amended Bylaws include, among others, the following changes:

•Definitions. The definition of “Stockholders’ Agreement” was amended to clarify that once the Stockholders’ Agreement is terminated references to such agreement in the Amended Bylaws will be ignored. Certain other definitions were also added based on the additional amendments discussed below.

•Addition of Article 2, Section 2.03. Article 2, Section 2.03, was added to, among other things: (a) require relevant information from any stockholder who wishes to submit a matter to a stockholder vote or to nominate directors at a stockholder meeting, and (b) require that, in connection with an annual meeting of stockholders, any such stockholder generally submit notice of such stockholder’s intentions not earlier than 120 days and not later than 90 days prior to the anniversary of the preceding year’s annual meeting.

The primary purposes of this provision is to provide the Board with customary and adequate time to consider the proposed stockholder’s business or nominations in advance of the meeting, to provide an opportunity for all stockholders to be fully informed of such matters, and to enable the Board to make informed recommendations or present alternatives to stockholders regarding such matters.

•Amendment to Article 3, Section 3.02(c). This section was amended to clarify that a majority of the entire Board will nominate each director not subject to a Designating Persons’ (as defined in the Stockholders’ Agreement) nomination right.

•Amendment to Article 3, Section 3.03(g). This section was amended to provide that the presence of a majority of the entire Board, rather than two-thirds of the entire Board, will constitute a quorum.

•Amendment to Article 3, Section 3.03(i). This section was amended such that the supermajority Board approval requirements for certain specified actions will terminate on an initial Public Offering (as defined in the Amended Bylaws) of the Company.

•Amendment to Article 3, Section 3.03(j). This section was amended such that the majority Board approval requirements for certain specified actions will terminate on an initial Public Offering (as defined in the Amended Bylaws) of the Company.

•Amendment to Article V. This article was amended to provide the Board with greater flexibility in its committee structure by removing the requirement for the Company to maintain certain specified committees.

In addition, the amendments also remove the concept of having two Chairmen in Article 4, Section 4.01 and throughout the Bylaws, as the Company currently operates with only one Chairman.

The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, which are filed as Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021, filed with the SEC on November 5, 2021, and incorporated herein by reference.

Certificate of Amendment

On November 3, 2021, and following receipt of the necessary stockholder approval described above, the Company filed the Certificate of Amendment with the Delaware Secretary of State, which amends the last sentence of Article VI, Section 6.02 of the Company’s amended and restated certificate of incorporation, by changing the Board quorum requirement from two-thirds to a majority.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021, filed with the SEC on November 5, 2021, and incorporated herein by reference.

Item 8.01 Other Events.

Update on Pending Merger with Pioneer Bancshares, Inc.

We are still waiting for bank regulatory approvals to complete our previously announced merger with Pioneer Bancshares, Inc. (“Pioneer”). Under the Agreement and Plan of Merger dated as of May 11, 2021, entered into by and among the Company and Pioneer (the “merger agreement”), if all other closing conditions are satisfied other than the receipt of required regulatory approvals, the termination date of the merger agreement will be extended from December 31, 2021 to March 31, 2022. The parties have acknowledged that the merger agreement will be extended by its terms to March 31, 2022, as the merger is not expected to close by December 31, 2021.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit index lists the exhibits that are either filed or furnished with this Current Report on Form 8-K:
EXHIBIT INDEX

Exhibit Number	Description
3.1
Certificate of Amendment dated November 3, 2021 to the Amended and Restated Certificate of Incorporation of FirstSun (incorporated by reference to Exhibit 3.2 of the Company’s Form 10-Q for the Quarter Ended September 30, 2021).

3.2	Bylaws of FirstSun Capital Bancorp as amended and restated through October 29, 2021 (incorporated by reference to Exhibit 3.3 of the Company’s Form 10-Q for the Quarter Ended September 30, 2021).
10.1	FirstSun Capital Bancorp 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Form 10-Q for the Quarter Ended September 30, 2021).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTSUN CAPITAL BANCORP

Date: December 21, 2021	By:	/s/ Robert A. Cafera, Jr.
	Name:	Robert A. Cafera, Jr.
	Title:	Principal Financial Officer